As filed with the Securities and Exchange Commission on January 26, 2001
                                                      Registration No. 333-95417
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                   FORM S-8/A

                                       To

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                           GENESISINTERMEDIA.COM, INC.
               (Exact name of issuer as specified in its charter)


        Delaware                                          95-4710370
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                     Identification  No.)


                       5805 Sepulveda Boulevard, 4th Floor
                               Van Nuys, CA 91411
                                 (818) 902-4300
                    (Address of Principal Executive Offices)

                          GENESISINTERMEDIA.COM, INC.
            SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PROGRAM
                            (Full Title of the Plan)

                                 Ramy El-Batrawi
                           GenesisIntermedia.com, Inc.
                         5805 Sepulveda Blvd., 8th Floor
                               Van Nuys, CA 91411
                     (Name and address of Agent for Service)

                                 (818) 902-4300
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                               Theodore R. Maloney
                               Nida & Maloney, LLP
                                 800 Anacapa St.
                             Santa Barbara, CA 93101

                         CALCULATION OF REGISTRATION FEE

============================ =================== ======================= ====================== ======================
                                                    Proposed maximum       Proposed maximum
Title of securities to be       Amount to be       offering price per     aggregate offering          Amount of
       registered              registered (1)          share (2)               price (2)          registration fee
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
$.001 per share                   800,000                $19.25               $15,400,000              $3,850
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1) 800,000 additional shares of common stock of GenesisIntermedia.com, Inc. are being registered for issuance pursuant to the GenesisIntermedia.com, Inc. Second Amended and Restated 1998 Stock Incentive Program ("Stock Incentive Program"). These shares reflect an increase of 800,000 shares authorized under the Stock Incentive Program. Pursuant to General
      Instruction to Form S-8, the registration fee is calculated only with respect to such additional shares. This Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of common stock of GenesisIntermedia.com, Inc. on January 25, 2001, as reported by the Nasdaq Stock Market, Inc.

================================================================================

                                EXPLANATORY NOTE

     GenesisIntermedia.com, Inc., a Delaware corporation (the "Registrant"), hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-95417) (the "Registration Statement") filed with the Securities and Exchange Commission on January 26, 2000 for the purpose of registering an additional 800,000 shares of the Registrant's common stock, par value $0.001 per share, issuable upon the grants of awards or the exercise of options granted pursuant to the GenesisIntermedia.com, Inc. Second Amended and Restated 1998 Stock Incentive Program. (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement, including the information incorporated therein by reference.

     Originally, 600,000 shares of the Company's common stock were authorized for issuance under the Plan. On June 9, 2000, the Board approved an increase in the aggregate number of shares of common stock authorized for issuance under the Plan from 600,000 to 1,400,000 shares. The stockholders voted to approve the increase in the Plan's authorized shares at the 2000 Annual Meeting, held on June 9, 2000. This Registration Statement covers the increase of 800,000 shares of common stock issuable under the Plan, bringing the total number of authorized shares to 1,400,000. On August 28, 2000 the board of directors further amended and restated the Plan, subject to stockholder approval within 12 months of such approval.

Item 8.  Exhibits.

     See Exhibit Index at page 4.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 26 day of January 2001.

                                   GENESISINTERMEDIA.COM, INC.


                                   By: /s/ Ramy El-Batrawi
                                       ----------------------------------------
                                       Ramy El-Batrawi
                                       Chairman of the Board and Chief
                                       Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                   Title                                      Date

/s/ Ramy El-Batrawi                   Chief Executive Officer, Chairman                      January 26, 2001
---------------------------------   (Principal Executive Officer) and Director
Ramy El-Batrawi

/s/ Douglas E. Jacobson                Chief Financial Officer (Principal Financial          January 26, 2001
---------------------------------    and Accounting Officer) and Director
Douglas E. Jacobson


___________________________             Director                                             January ___, 2001
George W. Heyworth


___________________________             Director                                             January ___, 2001
Michael Roy Fugler


/s/ Stephen A. Webber                   Director                                             January 26, 2001
---------------------------------
Stephen A. Webber

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


                           GENESISINTERMEDIA.COM, INC.
                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit                                                                        Filed (F)
-------           -------                                                                        ---------
4.1               GenesisIntermedia.com, Inc. Second Amended and Restated 1998 Stock
                  Incentive Program                                                                  F

4.2               Specimen Stock Certificate                                                         *

5.1               Opinion of Nida & Maloney, LLP                                                     F

23.1              Consent of Singer Lewak Greenbaum & Goldstein, LLP                                 F

23.2              Consent of Nida & Maloney, LLP (included within Exhibit 5.1)                       F

24.1              Power of Attorney (included on signature page of original registration statement)  *
---------------
* Previously filed with the registration  statement on Form S-8 filed on January
26, 2000.

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